DREYFUS CASH MANAGEMENT
                            Registration No. 811-4175

                                                                    Sub-Item 77I

On September 18, 2007, the Registrant's Board of Directors authorized the issuance of AGENCY shares, descriptions of which appear in the documents incorporated by reference below:

1. The Prospectuses and Statement of Additional Information, incorporated by reference to the Registrant's Post-Effective Amendment No. 36 the Registrant's Registration Statement on Form N-1A, filed on September 27, 2007, effective as of October 1, 2007.

2. The Registrant's Articles Supplementary, incorporated by reference to Exhibit
(a)(3) of Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A, filed on September 27, 2007.

3. The Registrant's Rule 12b-1 Service Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A, filed on September 27, 2007.

4. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A, filed on September 27, 2007.